EXHIBIT 10.1



                               PURCHASE AGREEMENT

                                 BY AND BETWEEN

                       Sedco, Inc. and Capco Energy, Inc.

                                 April 30, 2003


                               PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT, is made as of April 30, 2003, between Sedco, Inc. ("Purchaser") and Capco Energy, Inc. ("Seller").

WHEREAS, Seller owns 100% of the total capital of Meteor Enterprises, Inc. (the "Asset");

        WHEREAS, Purchaser desires to acquire and Seller desires to sell all of its interest in the Asset in exchange for the consideration and upon the terms described herein (the "Purchase"); and

        WHEREAS, Purchaser and Seller desire to make certain representations, warranties, covenants and agreements in connection with the Purchase;

        NOW THEREFORE, in consideration of the mutual promises, covenants, provisions and representations contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE PURCHASE

     1.1 Sale and Delivery of Asset. Subject to all the terms and conditions of this Agreement, Seller shall sell, transfer, convey, assign and deliver to Purchaser at the Closing (as defined in paragraph 1.3 hereof) and Purchaser shall purchase, acquire and accept from the Seller the Asset.

     1.2 Effective Date and Closing. The effective date (the "Effective Date") of this transaction shall be January 1, 2003. Closing of this transaction shall be April 30, 2003.

     1.3 Purchase Price. Subject to all of the terms and conditions set forth in the Agreement and in reliance on the representations, warranties and covenants hereinafter set forth, Purchaser shall deliver to Seller $2,500,000 and 4,000,000 shares of Network Fueling Corp. ("NFC") (hereinafter referred to as the "Purchase Price"), at closing, as follows:

          a) $300,000 previously loaned to Seller by Purchaser will be applied to purchase price as a non-refundable portion of the purchase price.

          b) A $1,200,000 promissory note, ("Note 1") bearing interest at the annual rate of 7%. The note will be due on April 30, 2004. Interest payments will be due on the first day of each month until paid, beginning June 1, 2003.


          c) A $1,000,000 promissory note, ("Note 2") bearing interest at the annual rate of 7%. The note will be due on October 31,2003. Interest payments will be due on the first day of each month until paid, beginning June 1, 2003.

          d) As additional security to Note 1 and Note 2 Purchaser shall deposit 3,000,000 shares of Sellers common stock with the Corporate Secretary of Seller.

          e) 4,000,000 shares of NFC representing 36.3% of the total outstanding stock of NFC.

          f) Purchaser will obtain releases of all guarantees and co borrowings of Seller related to the Asset within 90 days.


                                   ARTICLE II

                           REPRESENTATIONS OF SELLER

As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as of the Closing the following:

     2.1 Organization. The Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of Colorado, has all necessary powers to own properties and to carry on its business as now owned and operated by it.

     2.2 Authority. The execution of this Agreement and the consummation of the transactions contemplated herein have been authorized by the Seller and Seller has the full power and authority to execute, deliver and perform this Agreement and this Agreement is a legal, valid and binding obligation of the Seller, and is enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other laws generally effecting the rights of creditors and general principles of equity.

     2.3 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Seller is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Seller, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Seller.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

As an inducement to Seller to enter into this Agreement, the Purchaser represents and warrants to the Seller as of the date hereof and as of the Closing the following:

     3.1 Organization. Purchaser is duly organized, validly existing, and in good standing, has all necessary powers to own assets and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification

     3.2 Authority. The Purchaser has authorized the execution of this Agreement and the transactions contemplated herein, and Purchaser has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Purchaser, and is enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other laws generally effecting the rights of creditors and general principles of equity.

     3.3 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Purchaser is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Purchaser, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Purchaser.


                                   ARTICLE IV

                                   COVENANTS

     4.1 Release of Obligations. Purchaser shall have released Seller of all obligations, contingent or otherwise, relating to or in any way connected to or with the Asset.

     4.2 Indemnification by Purchaser. Purchaser agrees to indemnify, defend and hold harmless Seller, and the respective officers, representatives, agents, employees of Seller and successors and assigns of the Seller from and against:

          (1) Any and all losses resulting from any guarantees or co-borrowings by the Seller of any liabilities of Meteor Enterprises or its subsidiaries, and any misrepresentation or breach of any representation or warranty or non-fulfillment of any covenant or agreement on the part of Purchaser under the terms of this Agreement;

          (2) Any liability or assessment relating to any losses (including tax liability or assessment) related to Seller or this Agreement or the transactions contemplated hereby;

          (3) All actions, suits, proceedings, arbitration's, demands, assessments, judgments, costs and expenses, including attorney's fees and disbursements, incident to the foregoing; and

          (4) All claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which result from or relate to any activities of the subsidiaries of Meteor Enterprises, Inc. or Purchaser prior to, on or subsequent to the Closing Date or which result from or relate to any breach of, or failure by Purchaser to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Purchaser under this Agreement.

     4.3 Fairness Opinion Seller shall obtain a Fairness Opinion from an Investment Banker or third party assessment company before July 31, 2003. In the event the Fairness Opinion rendered indicates this transaction is not fair then the transaction shall be rescinded and the Stock shall be returned to Seller and all consideration, except the $300,000 non-refundable portion, shall be returned to the Purchaser.


                                   ARTICLE V

                                 MISCELLANEOUS

     5.1 Captions and Headings. The Articles and paragraph/section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provisions of this Agreement.

     5.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     5.3 Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

     5.4 Entire Agreement. This Agreement contains the entire Agreement and understandings between the parties hereto, and supersedes all prior agreements and understandings with respect to the subject matter hereof.

     5.5 Choice of Law, Jurisdiction and Venue. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado without regard to conflict of laws principles. Any action at law or in equity directly or indirectly in connection with, related to or in any way connected to this Agreement or any provisions hereof, shall be litigated exclusively in the state or federal courts located California. The parties hereto irrevocably waive any rights such party may otherwise have to transfer or change the venue of any litigation brought or arising in connection with this Agreement.

     5.6 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.7 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of receipt if served personally on the party to whom notice is to be given, by telecopy or telegram, or mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:


     Purchaser:
     Ilyas Chaudhary
     Sedco, Inc.
     1401 Blake Street
     Denver Colorado 80202



     Seller:
     Ilyas Chaudhary
     Capco Energy, Inc.
     1401 Blake Street
     Denver Colorado 80202


     5.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     5.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     5.10 Expenses. Except as specifically provided in this Agreement, all direct costs and expenses including legal, and any other out-of-pocket expense incurred by Seller, in connection with this transaction, shall be paid by the Seller. All costs and expenses including legal, accounting, and any other out-of-pocket expenses incurred by the Purchaser, in connection with this transaction, shall be paid by the Purchaser.


     5.11 Assignment. This Agreement may not be assigned by operation of law or otherwise by the Seller or the Purchaser

AGREED TO AND ACCEPTED as of the date first above written.

PURCHASER:


Sedco, Inc.

By: /s/ Ilyas Chaudhary
-----------------------
Title: President

SELLER:

Capco Energy, Inc.

By: /s/ Dennis R. Staal
-----------------------
Title: Director

                                     Note 1
                                PROMISSORY NOTE
                                 FIXED INTEREST
                                 April 30, 2003

For value received the undersigned SEDCO, INC. (" Maker"), promises to pay Capco Energy, Inc. (" Holder"), or order, the sum of One Million Two Hundred Thousand Dollars ($1,200,000.00), together with interest from the date above on the unpaid principal balance due at the rate of 7.00%. Interest shall accrue on the principal amount of $1,200,000.00, commencing on April 30, 2003. Interest only shall be payable Monthly, with the first payment due on June 1, 2003. Interest shall be calculated on the basis of a 365-day year, and actual days elapsed. On payment of the Note in full, interest accrued to the date of payment shall be payable on the date of payment.

This note shall be due April 30, 2004. This note may be prepaid at any time or from time to time in whole or in part without penalty, premium or permission. This Note shall be secured with 3,000,000 shares of the common stock of Capco Energy, Inc.

Should the Maker default in payment of any principal and/or interest, when due, Maker shall be obligated to pay such costs, fees, expenses, including attorney's fees, which may be incurred by Holder, or any such Holder hereof, in connection with any and all enforcement proceedings. In the event of default hereunder, Holder shall have the right to offset against any obligation payable to Maker under Maker's any other contracts with Holder, such amounts as are necessary to extinguish this Note as soon as possible after Maker's default.


By: ________________________________
      SEDCO, INC. (Maker)

                                     Note 2
                                PROMISSORY NOTE
                                 FIXED INTEREST
                                 April 30, 2003

For value received the undersigned SEDCO, INC. (" Maker"), promises to pay Capco Energy, Inc. (" Holder"), or order, the sum of One Million Dollars ($1,000,000.00), together with interest from the date above on the unpaid principal balance due at the rate of 7.00%. Interest shall accrue on the principal amount of $1,000,000.00, commencing on April 30, 2003. Interest only shall be payable Monthly, with the first payment due on June 1, 2003. Interest shall be calculated on the basis of a 365-day year, and actual days elapsed. On payment of the Note in full, interest accrued to the date of payment shall be payable on the date of payment.

This note shall be due October 31, 2003. This note may be prepaid at any time or from time to time in whole or in part without penalty, premium or permission. This Note shall be secured with 3,000,000 shares of the common stock of Capco Energy, Inc.

Should the Maker default in payment of any principal and/or interest, when due, Maker shall be obligated to pay such costs, fees, expenses, including attorney's fees, which may be incurred by Holder, or any such Holder hereof, in connection with any and all enforcement proceedings. In the event of default hereunder, Holder shall have the right to offset against any obligation payable to Maker under Maker's any other contracts with Holder, such amounts as are necessary to extinguish this Note as soon as possible after Maker's default.


By: ________________________________
      SEDCO, INC. (Maker)

[/psa sedco re MEI 043003]      Schedule 4.1 Page 2     3/6/01